UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers
(e) Compensatory Arrangements of Certain Officers

On April 21, 2008, 2008, Gilead Sciences, Inc. (the Company) announced that Robin L. Washington had accepted the Company’s offer to serve as the Company’s Senior Vice President and Chief Financial Officer. In that role, she will replace John F. Milligan, Ph.D., the Company’s Chief Operating Officer who had been serving as the Company’s interim Chief Financial Officer. Ms. Washington’s appointment as Chief Financial Officer will become effective May 5, 2008. Dr. Milligan will continue to serve as the Company’s Chief Operating Officer.

Ms. Washington, age 45, most recently served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. In this role, she was responsible for all financial operations, investor relations and information technology infrastructure and systems for Hyperion. Prior to Hyperion Solutions, Ms. Washington spent nearly 10 years at PeopleSoft, a provider of enterprise application software, most recently in the role of Senior Vice President and Corporate Controller, a position she held from 1999 through 2005. She previously was a Director of Finance for Tandem Computers, an Accounting Analyst for the Federal Reserve Bank of Chicago and a Senior Auditor for Deloitte & Touche.

Ms. Washington will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s Corporate Bonus Plan with a target 2008 fiscal year bonus of 45% of base salary. Ms. Washington will also receive a signing bonus in an amount of $125,000 and will be granted, at the first meeting of the Compensation Committee of the Company’s Board of Directors following her May 5, 2008 start date, options to purchase 100,000 shares of the Company’s Common Stock at an exercise price per share equal to the fair market value per share of such Common Stock (as determined under the Company’s 2004 Equity Incentive Plan) at the time of grant. The option will vest as to 20% of the shares upon her completion of one year of employment with the Company, measured from the grant date, and the balance will vest in successive equal quarterly installments over the next four years of continued employment. In addition, Ms. Washington will be awarded restricted stock units covering 15,000 shares of the Company’s Common Stock under the Company’s 2004 Equity Incentive Plan. The restricted stock units will vest in a series of installments tied to the attainment of certain personal management objectives to be established by the Compensation Committee at the time of the award. The restricted stock units will, however, be subject to accelerated vesting should Ms. Washington’s employment terminate under certain circumstances. Should her employment terminate under certain circumstances prior to May 5, 2009, Ms. Washington will be obligated to repay a pro-rated portion of her signing bonus based on the number of whole months remaining until such date.

A copy of the Company’s press release announcing Ms. Washington’s appointment to serve as the Company’s Chief Financial Officer is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description
99.1 Press Release, issued by Gilead Sciences, Inc. on April 21, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

April 22, 2008	By:	/s/ John F. Milligan

Name: John F. Milligan
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on April 21, 2008